UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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WELLS FARGO FUNDS TRUST
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Notes:

March 31, 2003

Dear Valued Wells Fargo Funds Shareholder:

We are writing to you as a shareholder of the Wells Fargo SIFE Specialized Financial Services Fund that became part of the Wells Fargo Funds® family last year. We appreciate your continued business with us since the merger occurred. The addition of the Wells Fargo SIFE Specialized Financial Services Fund was made with the goal of providing all our investors with more comprehensive financial product offerings, along with increased breadth and depth of investment management experience.

In this same spirit, we are aware that you received a packet of information that included a proxy proposal for certain Montgomery Funds to merge into the Wells Fargo Funds family. As a shareholder of a Montgomery Fund, we hope that you reviewed the information carefully.

If you have not already voted your shares, we strongly encourage you to do so. The Boards of Trustees of both the Wells Fargo Funds and The Montgomery Funds unanimously approved the merger of these funds, believe it is in the best interests of shareholders, and unanimously recommend that shareholders vote in favor of the proposals.

Both companies have agreed that there is a strong strategic fit between Wells Fargo Funds and Montgomery Funds. For over 150 years, Wells Fargo has been dedicated to connecting with our customers, and providing you with quality products, solutions and award-winning customer service to help you arrive at the next stage of your financial future.

Please refer to the following if you need further information:

-    Voting your proxy-please call the proxy solicitation firm, D.F. King, at 1-800-290-6424 or go to the Web site listed on your proxy ballot.

-    About your Montgomery Funds account-please call Montgomery Funds Investor Services at 1-800-572-3863 [FUND]

-    About Wells Fargo Funds-please contact us at 1-800-222-8222.

Thank you for choosing Wells Fargo Funds. Rest assured that we are committed to delivering strategic solutions to meet your financial needs.

Sincerely,

/s/ Matt Avery

Matt Avery
Assistant Vice President, Investor Services
Wells Fargo Funds Management LLC